UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2024, John Burke, formerly Vice President of Global Accounting for Novanta Inc. (the “Company”), was appointed Chief Accounting Officer of Novanta Inc. and assumed the role of principal accounting officer. Mr. Burke succeeds Peter Chang, Chief Accounting Officer and Corporate Controller of the Company, who departed from the role effective August 22, 2024. Mr. Chang, who served thirteen years in the role, will serve as an advisor to the Chief Financial Officer until his anticipated departure from the Company on February 28, 2025, and will assist with the transition of the Chief Accounting Officer role. This decision was not the result of any disagreement relating to the Company’s operations, policies, or practices.

Mr. Burke, age 43, has been Novanta’s Vice President of Global Accounting since 2021, and previously served as Vice President of Accounting from 2017 to 2021 and Assistant Corporate Controller from 2011 to 2017. Prior to joining Novanta, Mr. Burke worked as the Manager of Technical Accounting and Reporting at MilliporeSigma (formerly known as Millipore Corporation), and prior to that, as an audit manager in the Boston office of PricewaterhouseCoopers LLP. Mr. Burke is a Certified Public Accountant and has a Bachelor of Business Administration degree in Accounting from the University of Massachusetts-Amherst.

In connection with his promotion, Mr. Burke will receive an initial equity grant of $300,000 in restricted stock units (the “RSUs”) pursuant to the Novanta Inc. 2010 Incentive Award Plan (Amended and Restated Effective March 19, 2021), as amended. The RSUs will vest fully upon the third anniversary of the date of grant contingent on Mr. Burke’s continued employment on such date and will become fully vested immediately prior to a change in control.

In addition, Mr. Burke will be eligible for the Company’s severance and change in control benefits, that provide if Mr. Burke’s employment is involuntarily terminated by the Company other than for cause or within twelve-months after a change in control, or if Mr. Burke resigns for good reason, then the Company will continue to pay him his annual base salary for twelve months in accordance with the Company’s regular payroll practices conditioned upon his execution of a release in the Company’s customary form within sixty days of the termination date.

Also, in connection with his appointment as Chief Accounting Officer, Mr. Burke will enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Burke and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: August 23, 2024	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer